Exhibit 99.1



                        For Immediate Release
                  For Further Information, Contact:
              Brian Arsenault, SVP, Investor Relations
                           207 761-8517


          Banknorth Group to Present at Financial Conferences

Portland, Maine, November 10, 2003 - Banknorth Group, Inc. (NYSE: BNK) announced today that William J. Ryan, the Company's Chairman, President, and Chief Executive Officer, will present at financial services conferences on November 19 and November 20, 2003.

On November 19, Mr. Ryan will present at the Ryan Beck Financial Institutions Investor Conference at the Plaza Hotel in New York City from 8:10 - 8:35 AM, Eastern Time. A listen-only telephone conference line will also be available by dialing 1-800-937-6563. A copy of Banknorth's presentation will be available at www.ryanbeck.com following the presentation.

On November 20, Mr. Ryan will present at the Merrill Lynch Banking & Financial Services Investor Conference at The Pierre Hotel in New York City from 11:20 AM - Noon, Eastern Time. An audio only webcast of the presentation will be available at www.events.ml.com. The presentation will be archived at the Merrill Lynch site for 14 days.

A webcast of the Merrill Lynch presentation will also be available at www.banknorth.com by accessing the Investor Relations area. The presentation materials will also be posted at the Company's website.

Banknorth Group is a $25.7 billion banking and financial services holding company headquartered in Portland, Maine. The Company offers banking and financial services in every New England state except Rhode Island and in upstate New York.